FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a). Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2006, Telephone and Data Systems, Inc. (“TDS”) and its subsidiary, United States Cellular Corporation (“U.S. Cellular”), received letters from the staff of The New York Stock Exchange (“NYSE”) indicating that TDS and U.S. Cellular have been identified as late filers as a result of their failure to file quarterly report on Form 10-Q for the period ended September 30, 2006 on a timely basis in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934.  The letters also note that TDS and U.S. Cellular will be posted to the late filers list on the “Listing Standards” page on the NYSE website and “.LF” will be appended to TDS’s and U.S. Cellular’s trading symbols for their debt that is listed on the NYSE. Accordingly, TDA will trade as TDA.LF, TDI will trade as TDI.LF, UZG will trade as UZG.LF and UZV will trade as UZV.LF.  The website posting and indicator will remain in effect until TDS and U.S. Cellular are current with all reporting requirements with the SEC.

TDS and U.S. Cellular intend to file their Forms 10-Q for the period ended September 30, 2006 with the Securities and Exchange Commission (“SEC”) as soon as possible.   TDS and U.S. Cellular expect to be current with all reporting requirements of the SEC and the listing requirements of the NYSE when they files such Forms 10-Q.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: November 20, 2006

By:	/s/ D. Michael Jack
D. Michael Jack
Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

99.1	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement